EXHIBIT 21
SUBSIDIARIES OF UGI CORPORATION

		STATE OF
SUBSIDIARY	OWNERSHIP	INCORPORATION

AMERIGAS, INC.	100%	PA
AMERIGAS PROPANE, INC.	100%	PA
AmeriGas Partners, L.P.	(1)	DE
AmeriGas Finance Corp.		DE
AmeriGas Eagle Finance Corp.		DE
AP Eagle Finance Corp.		DE
AmeriGas Propane L.P.	(2)	DE
AmeriGas Propane Parts & Service, Inc.		PA
AmeriGas Eagle Propane, L.P.	(3)	DE
AmeriGas Eagle Parts & Service, Inc.		PA
AmeriGas Eagle Propane, Inc.		DE
AmerE Holdings, Inc.		DE
AmeriGas Eagle Holdings, Inc.		DE
Active Propane of Wisconsin, LLC		DE
AmeriGas Technology Group, Inc.	100%	PA
Petrolane Incorporated	100%	PA
FOUR FLAGS DRILLING COMPANY, INC.	100%	PA
ASHTOLA PRODUCTION COMPANY	100%	PA
UGI ETHANOL DEVELOPMENT CORPORATION	100%	PA
NEWBURY HOLDING COMPANY	100%	DE
UGI ENTERPRISES, INC.	100%	PA
EASTFIELD INTERNATIONAL HOLDINGS, INC.	100%	DE
EUROGAS HOLDINGS, INC.	100%	DE
UGI BLACK SEA ENTERPRISES, INC.	100%	PA
UGI CHINA, INC.	100%	DE
UGI ENERGY SERVICES, INC. (d/b/a GASMARK®)	100%	PA
Energy Services Funding Corporation	100%	DE
Hellertown Pipeline Company	100%	PA
Homestead Holding Company	100%	DE
UGI Asset Management, Inc.	100%	DE
Atlantic Energy, Inc.	100%	DE
UGI Development Company	100%	PA
UGID Holding Company	100%	DE
UGI Hunlock Development Company	100%	PA
UGI LNG, Inc.	100%	DE
UGI HVAC ENTERPRISES, INC.	100%	DE
Denny’s Electric Service, Inc.	100%	PA

		STATE OF
SUBSIDIARY	OWNERSHIP	INCORPORATION

UGI INTERNATIONAL (CHINA), INC.	100%	DE
UGI INTERNATIONAL (ROMANIA), INC.	100%	PA
UGI INTERNATIONAL ENTERPRISES, INC.	100%	PA
UGI Europe, Inc.	100%	DE
UGI International Holdings BV	100%	NETHERLANDS
UGI Bordeaux Holding	100%	FRANCE
AGZ Holding (4)	99.99%	FRANCE
Antargaz (5)	99.99%	FRANCE
Wogegal	100%	FRANCE
Aquitaine Pyrenees Gaz	100%	FRANCE
Gaz Est Distribution	100%	FRANCE
Norgal	52.66%	FRANCE
Rhone Gaz	50.62%	FRANCE
Rhone Mediterranee Gaz (6)	85%	FRANCE
Sigap Ouest	66%	FRANCE
Sobegal	72%	FRANCE
FLAGA GmbH (7)	100%	AUSTRIA
Progas Flüssiggas Handelsgesellschaft mbH (8)	100%	AUSTRIA
FLAGA Suisse GmbH	100%	SWITZERLAND
UGI ROMANIA, INC.	100%	PA
UGI PROPERTIES, INC.	100%	PA
UGI UTILITIES, INC.	100%	PA
UGI ENERGY VENTURES, INC.	100%	DE
UGI HVAC Services, Inc.	100%	DE
UGI PENN NATURAL GAS, INC.	100%	PA
UGI Penn HVAC Services, Inc.	100%	PA
UNITED VALLEY INSURANCE COMPANY	100%	VT

(1)	AmeriGas Propane, Inc. and its subsidiary, Petrolane Incorporated, hold a combined 44% (approx.) interest in AmeriGas Partners, L.P.

(2)	1.0101% owned by AmeriGas Propane, Inc. , the General Partner; and 98.9899% owned by AmeriGas Partners, L.P., the Limited Partner.

(3)	99.8% owned by AmeriGas Propane, L.P. and <0.2% owned by AmeriGas Eagle Holdings, Inc. (GP) and an unrelated third party.

(4)	A nominal share is held by each of Lon R. Greenberg, François Varagne, Robert W. Krick, Robert H. Knauss and Michael J. Cuzzolina

(5)	A nominal share is held by each of Lon R. Greenberg, François Varagne, Donald J. Groth, Robert H. Knauss and Matthew A. Woodward

(6)	Remaining 15% is owned by Wogegal

(7)	Josef Weinzierl owns a nominal share. The remaining shares are owned by UGI International Holdings BV

(8)	Josef Weinzierl owns a nominal share. The remaining shares are owned by Flaga GmbH.